       As filed with the Securities and Exchange Commission on November 22, 1999
                                                       Registration No. 333-____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                               QUINTUS CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                             7372                      77-0021612
     (State or other jurisdiction       (Primary Standard Industrial         (IRS Employer
   of incorporation or organization)     Classification Code Number)      Identification No.)

                            47212 MISSION FALL COURT
                            FREMONT, CALIFORNIA 94539
               (Address of principal executive offices) (Zip Code)

                               -------------------

                               QUINTUS CORPORATION
                             1995 STOCK OPTION PLAN
                                 1999 STOCK PLAN
                            1999 DIRECTOR OPTION PLAN
                           EMPLOYEE STOCK PURCHASE PLAN
                            1999 STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                               -------------------

                                 SUSAN SALVESEN
                             CHIEF FINANCIAL OFFICER
                               QUINTUS CORPORATION
                            47212 MISSION FALLS COURT
                            FREMONT, CALIFORNIA 94539
                     (Name and address of agent for service)
                                 (510) 624-2800
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
         Title of                                                    Proposed Maximum  Proposed Maximum
        Securities                                 Amount                Offering          Aggregate          Amount of
           to be                                   to be                   Price           Offering         Registration
        Registered                             Registered (1)          per Share (2)       Price (2)             Fee
        ----------                             --------------          -------------       ---------             ---
1995 Stock Option Plan(3)
    Options                                     2,215,242                     N/A                 N/A                N/A
    Common Stock (par value $.0001)           2,215,242 shares         $    18.00         $39,874,356         $11,085.07

1999 Stock Incentive Plan(3)
    Options                                     1,000,000                     N/A                 N/A                N/A
    Common Stock (par value $.0001)           1,000,000 shares         $    18.00         $18,000,000         $ 5,004.00

1999 Stock Plan
    Options                                       422,867                     N/A                 N/A                N/A
    Common Stock (par value $.0001)           422,867 shares           $    18.00         $ 7,611,606         $ 2,116.03

1999 Director Option Plan
    Options                                       500,000                     N/A                 N/A                N/A
    Common Stock (par value $.0001)           500,000 shares           $    18.00         $ 9,000,000         $ 2,502.00

Employee Stock Purchase Plan
    Right to Purchase                           1,000,000                     N/A                 N/A                N/A
    Common Stock (par value $.0001)           1,000,000 shares         $    18.00         $18,000,000         $ 5,004.00


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option Plan, 1999 Stock Plan, 1999 Director Option Plan, Employee Stock Purchase Plan, and 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Quintus Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of Quintus Corporation on November 15, 1999.

(3) The 2,215,242 shares reserved under the 1995 Stock Option Plan will become issuable under the 1999 Stock Incentive Plan if and to the extent that options outstanding under the 1995 Stock Option Plan expire unexercised and the corresponding shares are awarded under the 1999 Stock Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference

        Quintus Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-86919 on Form S-1 filed with the SEC on September 10, 1999, together with any and all amendments thereto, in which there are set forth audited financial statements for the Registrant's fiscal years ended March 31, 1997, 1998, and 1999, and

        (b) The description of the Registrant's outstanding Common Stock contained in the Registrant's Registration Statement No. 000-27985 on Form 8-A12G filed with the SEC on November 11, 1999, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide the Registrant's directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit Number  Exhibit
--------------  -------
        4       Instrument Defining Rights of Stockholders. Reference is made to
                Registrant's Registration Statement No. 000-27985 on Form
                8-A12G, which is incorporated herein by reference pursuant to
                Item 3(b) of this Registration Statement.

        5       Opinion and consent of Gunderson Dettmer Stough Villeneuve
                Franklin & Hachigian, LLP.

        23.1    Consent of Deloitte & Touche, Independent Auditors.

        23.2    Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                Hachigian, LLP is contained in Exhibit 5.

        23.3    Consent of Ernst & Young LLP, Independent Auditors

        23.4    Consent of PricewaterhouseCoopers LLP, Independent Accountants

        24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings

                A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option Plan, 1999 Stock Plan, 1999 Director Option Plan, Employee Stock Purchase Plan, and 1999 Stock Incentive Plan.

                B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



                Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on this 22nd day of November, 1999.


                                         QUINTUS CORPORATION


                                         By: /s/ ALAN ANDERSON
                                            ------------------------------------
                                            Alan Anderson
                                            Chairman and Chief Executive Officer




                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS:

                That the undersigned officers and directors of Quintus Corporation, a Delaware corporation, do hereby constitute and appoint Alan Anderson and Susan Salvesen, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                                             Date
---------                               -----                                             ----
/s/ ALAN ANDERSON                       Chairman and Chief Executive Officer              November 22, 1999
----------------------------------      (Principal Executive Officer)
Alan Anderson

/s/ SUSAN SALVESEN                      Chief Financial Officer
----------------------------------      (Principal Financial and Accounting Officer)      November 22, 1999
Susan Salvesen

Signature                               Title                        Date
---------                               -----                        ----

/s/ PAUL BARTLETT                       Director                     November 19, 1999
----------------------------------
Paul Bartlett

                                        Director
----------------------------------
Andrew Busey

/s/ FREDRIC HARMAN                      Director                     November 19, 1999
----------------------------------
Fredric Harman

/s/ WILLIAM HERMAN                      Director                     November 19, 1999
----------------------------------
William Herman

/s/ ALEXANDER ROSEN                     Director                     November 19, 1999
----------------------------------
Alexander Rosen

                                        Director
----------------------------------
Robert Shaw

/s/ JEANNE WOHLERS                      Director                     November 19, 1999
----------------------------------
Jeanne Wohlers

                                  EXHIBIT INDEX




Exhibit Number  Exhibit
--------------  -------
        4       Instrument Defining Rights of Stockholders. Reference is made to
                Registrant's Registration Statement No. 000-27985 on Form 8-A,
                which is incorporated herein by reference pursuant to Item 3(b)
                of this Registration Statement.
        5       Opinion and consent of Gunderson Dettmer Stough Villeneuve
                Franklin & Hachigian.
        23.1    Consent of Deloitte & Touche LLP, Independent Auditors.
        23.2    Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                Hachigian is contained in Exhibit 5.
        23.3    Consent of Ernst & Young LLP, Independent Auditors
        23.4    Consent of PricewaterhouseCoopers LLP, Independent Accountants
        24      Power of Attorney. Reference is made to page II-4 of this
                Registration Statement.